Exhibit 10.1

2005 Bonuses for Certain Executive Officers

Name and Principal Position(s)	2005 Bonus Amount
Scott A. McGregor, President and Chief Executive Officer	$431,425
David A. Dull, Senior Vice President, Business Affairs, General Counsel and Secretary	150,800
Bruce E. Kiddoo, Vice President and Corporate Controller	111,650
Vahid Manian, Senior Vice President Global Manufacturing Operations	155,000
Andrew J. Pease, Senior Vice President, Global Sales	145,000
William J. Ruehle, Senior Vice President and Chief Financial Officer	150,800